AFC Expands Revolving Credit Facility with $30 Million
Additional Commitment from Existing FDIC-Insured Banking Partner
WEST PALM BEACH, FL, March 30, 2026 – AFC today announced that it has expanded its senior secured revolving credit facility (“Credit Facility”) to $80 million with an additional $30 million commitment from the facility’s Lead Arranger, an FDIC-insured bank with over $75 billion of assets. AFC intends to use availability under the Credit Facility to fund commitments to existing borrowers, originate and participate in commercial loans to U.S. lower middle-market companies in line with its investment strategy, and support working capital and other general corporate purposes. The facility remains expandable to $100 million, subject to lender participation and available borrowing base.
About AFC
AFC is a publicly traded business development company that provides flexible credit solutions to lower middle-market companies. The company primarily originates, structures, invests and manages direct senior debt investments in companies typically generating yearly EBITDA of $5 to $50 million. The company seeks to maximize risk-adjusted returns for its shareholders with an opportunistic approach across all industries. AFC is headquartered in West Palm Beach, Florida. For additional information regarding AFC, please visit advancedflowercapital.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views and projections with respect to, among other things, future events and financial performance. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including statements about our future growth and strategies for such growth, are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors, including the ability of our manager to locate suitable loan opportunities for us, monitor and actively manage our loan portfolio and implement our investment strategy and other factors could cause actual results and performance to differ materially from those projected in these forward-looking statements. More information on these risks and other potential factors that could affect our business and financial results is included in AFC’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AFC’s most recently filed periodic reports on Form 10-K, Form 10-Q and subsequent filings. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect AFC. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations Contact
Robyn Tannenbaum
561-510-2293
ir@advancedflowercapital.com
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